SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


               Date of Earliest Event Reported: December 17, 1999

                        Date of Report: December 29, 1999



                            Ferrellgas Partners, L.P.
                        Ferrellgas Partners Finance Corp.


           (Exact name of registrants as specified in their charters)



     Delaware                 1-111331                   43-1698480
     Delaware                 333-06693                   43-1742520
-----------------------  -----------------   ----------------------------------
(States or other         Commission file        (I.R.S. Employer Identification
jurisdictions of             numbers                         Nos.)
incorporation or
organization)


                   One Liberty Plaza, Liberty, Missouri 64068

           (Address of principal executive office, including zip code)


                                 (816) 792-1600

              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On December 17, 1999, Ferrellgas Partners, L.P. completed the acquisition of all of the member interests in Thermogas L.L.C. from Williams Natural Gas Liquids, Inc., a subsidiary of The Williams Companies, Inc. Thermogas was the nation's fifth largest propane retailer with 180 retail outlets in 18 states, annual sales of approximately 300 million gallons, and more than 330,000 residential, industrial/commercial and agricultural customers. Ferrellgas Partners intends to utilize the Thermogas assets in its existing business, making Ferrellgas Partners the nation's largest retail propane marketer with sales approaching 1 billion gallons and more than 1 million customers in 45 states.

     Immediately prior to the closing, Thermogas entered into a $183 million loan and a $135 million operating tank lease financing with Bank of America, N.A. as Administrative Agent. Upon the funding of the loan, Thermogas distributed approximately $123.7 million of the proceeds to Williams Natural Gas Liquids. The remaining proceeds from the loan remained in Thermogas. The proceeds from the operating tank lease of approximately $133.8 million, net of related financing costs, were distributed to Williams Natural Gas Liquids.

     After the funding of both the loan and the operating tank lease, Ferrellgas Partners purchased all of the member interests in Thermogas from Williams Natural Gas Liquids in consideration for the issuance of senior common units representing limited partner interests of Ferrellgas Partners with a face value of $175 million. In connection with the issuance of the senior common units and as allowed by the Ferrellgas Partners partnership agreement, the general partner of Ferrellgas Partners amended and restated the agreement of limited partnership of Ferrellgas Partners to provide for the designations, preferences, optional and other rights, powers and duties of the senior common units and to delete provisions no longer operative or applicable.

     The senior common units entitle the holder to annual distributions from Ferrellgas Partners equivalent to 10 percent of face value. Distributions are payable quarterly in kind through issuance of further senior common units until February 1, 2002, after which distributions are payable in cash. Distributions are also payable in cash upon the occurrence of a Material Event, as defined in the Amended and Restated Partnership Agreement of Ferrellgas Partners. The senior common units are redeemable by Ferrellgas Partners at any time in whole or in part upon payment in cash of the face value of the senior common units and the amount of any accrued but unpaid distributions.

     Williams has the right to convert any outstanding senior common units into common units at the end of two years or upon the occurrence of a Material Event. Ferrellgas Partners agreed that within 120 days after the closing, it would submit to its common unitholders a proposal to approve this common unit conversion feature and to approve an exemption under Ferrellgas Partners' partnership agreement to enable Williams to vote the common units, if such conversion were to occur. Ferrell Companies, Inc., which holds a majority of Ferrellgas Partners' common units, agreed to vote in favor of that proposal. Ferrellgas Partners has also granted Williams demand registration rights at the end of two years or upon the occurrence of a Material Event with respect to the any outstanding senior common units (or common units into which they may be convertible).

     Upon the  acquisition  of  Thermogas  by  Ferrellgas  Partners,  Ferrellgas
Partners contributed its interest in Thermogas to Ferrellgas, L.P., its operating subsidiary. Ferrellgas, L.P. then assumed all of Thermogas' obligations under the loan and the operating tank lease. After the contribution and assumption, Thermogas was merged with and into Ferrellgas, L.P. and the separate existence of Thermogas ceased. Ferrellgas, L.P. succeeded to all of the rights and obligations of Thermogas and will conduct all of Thermogas' former business and operations. After the merger, the remaining funds from the loan held by Thermogas were used by Ferrellgas, L.P. to pay down existing debt and to fund transaction related costs.


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

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  It is impracticable to provide Thermogas' historical financial statements for the year ended December 31, 1997, 1998 and the nine month period ended September 30, 1999, as required by this Item within the time this Current Report on Form 8-K is required to be filed. Such historical financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report on Form 8-K is required to be filed.

         (b)      Pro forma financial information.

                  It is impracticable to provide the pro forma financial statements required by this Item within the time this Current Report on Form 8-K is required to be filed. Such pro forma financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report on Form 8-K is required to be filed.


         (c)      Exhibits.

                  The Exhibits listed in the Index to Exhibits are filed as part of this Current Report on Form 8-K.
















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


                                                     SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    FERRELLGAS PARTNERS, L.P.

                                    By Ferrellgas, Inc. (General Partner)


Date: December 29, 1999             By  /s/ Kevin T. Kelly
                                    --------------------------------------------
                                    Kevin T. Kelly
                                    Chief Financial Officer (Principal
                                    Financial and Accounting Officer)





                                     FERRELLGAS PARTNERS FINANCE
                                      CORP.

Date: December 29, 1999              By  /s/ Kevin T. Kelly
                                     -------------------------------------------
                                     Kevin T. Kelly
                                     Chief Financial Officer (Principal
                                     Financial and Accounting Officer)



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


                                  EXHIBIT INDEX


        Exhibit No.                             Description of Exhibit
            2.1 Purchase Agreement by and among Ferrellgas Partners, L.P., Ferrellgas L.P., and Williams Natural Gas Liquids, Inc., dated as of November 7, 1999. (Incorporated by reference to Exhibit 99.1 to Registrant's Current Report on Form 8-K filed November 12, 1999).

            2.2 Amendment No. 1 to Purchase Agreement by and among Ferrellgas Partners, L.P., Ferrellgas L.P., and Williams Natural Gas Liquids, Inc., dated as of December 17, 1999.

            2.3 Representations Agreement dated as of December 17, 1999 by and among Ferrellgas Partners, L.P.,
                             Ferrellgas,   Inc., Ferrellgas, L.P. and Williams
                             Natural Gas Liquids, Inc.

            3.1 Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners, L.P. dated as of December 17, 1999.

            4.1 Covenant to Vote dated as of December 17, 1999, executed by Ferrell Companies, Inc.

            4.2 Registration Rights Agreement dated as of December 17, 1999 by and between Ferrellgas Partners, L.P. and Williams Natural
                             Gas Liquids, Inc.

              10.1 Lease Intended as Security dated as of December 15, 1999, between Thermogas L.L.C. as Lessee and First Security Bank, National
                             Association,   solely  as  Certificate  Trustee,
                             as Lessor.

              10.2 Participation Agreement dated as of December 15, 1999, among Thermogas L.L.C., as Lessee, The Williams Companies, Inc., First Security Bank, National Association, solely as Certificate Trustee, First Security Trust Company of Nevada, solely as Agent, and the purchasers named therein.

           10.3 Assumption Agreement dated as of December 17, 1999 executed by Ferrellgas, L.P. and Ferrellgas, Inc., for the benefit of the First Security Trust Company of Nevada as Agent, First Security Bank, National Association solely as Certificate Trustee and the purchasers and lenders named therein.

           10.4 Credit Agreement, dated as of December 17, 1999, among Thermogas L.L.C., the Financial Institutions party thereto, and Bank of America, N.A., as Administrative Agent.

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

           10.5 Assumption Agreement dated as of December 17, 1999 by and among Thermogas, L.L.C., Ferrellgas, L.P., Ferrellgas, Inc., and Bank of America, N.A. as Administrative Agent.


            99.1 Text of press release issued by Ferrellgas Partners, L.P. on December 17, 1999.







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